As filed with the Securities and Exchange Commission on June 13, 2005

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NAPSTER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0551214
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9044 Melrose Avenue, Los Angeles, California 90069

(Address, Including Zip Code, of Principal Executive Offices)

Napster, Inc. Amended and Restated 2001 Stock Plan

Napster, Inc. Amended and Restated 2001 Employee Stock Purchase Plan

(Full Title of the Plan)

Wm. Christopher Gorog

Chief Executive Officer and Chairman of the Board

Napster, Inc.

9044 Melrose Avenue, Los Angeles, California 90069

(310) 281-5000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

David Krinsky, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

(949) 760-9600

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, par value $0.001 per share, issuable under the Napster, Inc. Amended and Restated 2001 Stock Plan	2,000,000(1)(2) shares	$4.32	(3)	$8,640,000	(3)	$1,016.93	(3)
Common Stock, par value $0.001 per share, issuable under the Napster, Inc. Amended and Restated 2001 Employee Stock Purchase Plan	100,000(1)(2) shares	$4.32	(3)	$432,000	(3)	$50.85	(3)
Totals	2,100,000(1)(2) shares	$4.32	(3)	$9,072,000	(3)	$1,067.78	(3)

(1)	This Registration Statement covers, in addition to the number of shares of Napster, Inc., a Delaware corporation (the “Company”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Napster, Inc. Amended and Restated 2001 Stock Plan or the Napster, Inc. Amended and Restated 2001 Employee Stock Purchase Plan, as applicable (the “Plans”), as a result of one or more stock splits, stock dividends or similar transactions.
(2)	Each share is accompanied by a Preferred Stock Purchase Right pursuant to a Preferred Stock Rights Agreement, dated as of May 18, 2001, between the Company and Mellon Investor Services, LLC, as Rights Agent.
(3)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 7, 2005, as reported on the Nasdaq National Market System.

The Exhibit Index for this Registration Statement is at page 5.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Commission are incorporated herein by reference:

(a)	The Company’s Registration Statements on Forms S-8 filed with the Commission on May 10, 2001 (Commission File No. 333-60640), May 16, 2002 (Commission File No. 333-88504), July 10, 2003 (Commission File No. 333-106923), November 14, 2003 (Commission File No. 333-110552) and June 15, 2004 (Commission File No. 333-116474);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2005, filed with the Commission on June 13, 2005 (Commission File No. 000-32373);

(c)	The Company’s Current Reports on Forms 8-K, filed with the Commission on May 11, 2005 (only with respect to Item 4.02 included therein) and June 6, 2005 and on Form 8-K/A, filed with the Commission on May 12, 2005 (amending the Company’s Current Report on Form 8-K, filed with the Commission on March 8, 2005) (each Commission File No. 000-32373);

(d)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10 filed with the Commission on February 21, 2001 and as subsequently amended, and any other amendment or report filed for the purpose of updating such description; and

(e)	The description of the Company’s Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 5, 2001, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits

See the attached Exhibit Index at page 5.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 13, 2005.

NAPSTER, INC.

By:	/S/ WM. CHRISTOPHER GOROG
Wm. Christopher Gorog Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wm. Christopher Gorog and Nand Gangwani, and each of them, acting individually and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WM. CHRISTOPHER GOROG Wm. Christopher Gorog	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 13, 2005

/S/ NAND GANGWANI Nand Gangwani	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2005

/S/ VERNON E. ALTMAN Vernon E. Altman	Director	June 13, 2005

/S/ RICHARD J. BOYKO Richard J. Boyko	Director	June 13, 2005

/S/ PHILIP J. HOLTHOUSE Philip J. Holthouse	Director	June 13, 2005

/S/ JOSEPH C. KACZOROWSKI Joseph C. Kaczorowski	Director	June 13, 2005

/S/ BRIAN C. MULLIGAN Brian C. Mulligan	Director	June 13, 2005

/S/ ROBERT RODIN Robert Rodin	Director	June 13, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Napster, Inc. Amended and Restated 2001 Stock Plan. (Filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on November 14, 2003 (Commission File No. 000-32373) and incorporated herein by this reference.)

4.2	Napster, Inc. Amended and Restated 2001 Employee Stock Purchase Plan. (Filed as Appendix C to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on August 18, 2003 (Commission File No. 000-32373) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent registered accounting firm).

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).